Exhibit 11

                             INSIGNIA SYSTEMS, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                       Three Months Ended           Six Months Ended
                                                           June 30                       June 30
                                                  --------------------------    --------------------------
                                                      1996           1995           1996           1995
                                                  -----------    -----------    -----------    -----------
PRIMARY:
    Average shares outstanding                      5,403,858      5,361,006      5,403,384      5,358,811

    Net effective of dilutive stock
      options--based on treasury stock
      method using average market price                     0              0              0              0
                                                  -----------    -----------    -----------    -----------

         TOTAL                                      5,403,858      5,361,006      5,403,384      5,358,811
                                                  ===========    ===========    ===========    ===========

Net Income (Loss)                                 $   (88,831)   $  (641,247)   $  (183,318)   $(1,084,374)
                                                  ===========    ===========    ===========    ===========

Net Income (Loss) per share                       $     (0.02)   $     (0.12)   $     (0.03)   $     (0.20)
                                                  ===========    ===========    ===========    ===========

FULLY DILUTED:

    Average shares outstanding                      5,403,858      5,361,006      5,403,384      5,358,811

    Net effect of dilutive stock options--based
      on treasury stock method using
      ending market price,
      if higher than average market price                   0              0              0              0
                                                  -----------    -----------    -----------    -----------

         TOTAL                                      5,403,858      5,361,006      5,403,384      5,358,811
                                                  ===========    ===========    ===========    ===========

Net Income (Loss)                                 $   (88,831)   $  (641,247)   $  (183,318)   $(1,084,374)
                                                  ===========    ===========    ===========    ===========

Net Income (Loss) per share                       $     (0.02)   $     (0.12)   $     (0.03)   $     (0.20)
                                                  ===========    ===========    ===========    ===========
